EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-192420) of our report dated March 22, 2013 (except for Note 20 as to which the date is April 17, 2013) relating to the financial statements and financial statement schedule of SeaWorld Entertainment, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Tampa, Florida

December 9, 2013